SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SUPPORTSOFT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPORTSOFT, INC.

575 Broadway

Redwood City, California 94063

(650) 556-9440

April 14, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SupportSoft, Inc. that will be held on Tuesday, May 25, 2004, at 4:00 p.m., local time, at the Company’s headquarters, located at 575 Broadway, Redwood City, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company’s 2003 Annual Report on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Radha R. Basu

Chief Executive Officer,

    President and Chairman of the Board

SUPPORTSOFT, INC.

Notice of Annual Meeting of Stockholders

to be held May 25, 2004

To the Stockholders of SupportSoft, Inc.:

The Annual Meeting of Stockholders of SupportSoft, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 575 Broadway, Redwood City, California, 94063, on Tuesday, May 25, 2004, at 4:00 p.m., local time, for the following purposes:

1.  To elect directors to serve until the 2005 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.  To transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) of the Annual Meeting.

Stockholders of record as of the close of business on March 31, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 575 Broadway, Redwood City, California, for ten days before the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Brian M. Beattie

Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary

Redwood City, California

April 14, 2004

SUPPORTSOFT, INC.

575 Broadway

Redwood City, California 94063

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of SupportSoft, Inc. (which we will refer to as the “Company” or “SupportSoft” throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 575 Broadway, Redwood City, California, 94063, on Tuesday, May 25, 2004, at 4:00 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 556-9440.

The Company’s 2003 Annual Report on Form 10-K, containing financial statements and financial statement schedules required to be filed for the year ended December 31, 2003, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report will first be mailed on or about April 21, 2004 to all stockholders entitled to vote at the meeting.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder upon the payment of a reasonable fee and upon the request of the stockholder made in writing to SupportSoft, Inc., 575 Broadway, Redwood City, California, 94063, Attn: Investor Relations. The request must include a representation by the stockholder that, as of March 31, 2004, the stockholder was entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on March 31, 2004 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of Common Stock issued and outstanding, designated as Common Stock, $0.0001 par value per share. As of the Record Date, approximately 42,107,054 shares of the Company’s Common Stock were issued and outstanding and entitled to vote.

How You Can Vote

Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. Returning a proxy form will not affect a stockholder’s right to vote if the stockholder attends the Annual Meeting and wants to vote in person.

Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the meeting by (a) delivering to the Company at its principal offices (Attention: Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting

On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the seven director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting entitled to vote on such proposal.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”), with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of Ernst &Young LLP, as independent public accountants of the Company for the fiscal year ending December 31, 2004; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the discretion of the proxyholder. Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 Annual Meeting must be received by the Secretary of the Company no later than January 1, 2005 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2005 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, proposes the election of seven (7) directors of the Company to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them as of March 15, 2004 are set forth below:

Name	Age	Business Experience and Education
Radha R. Basu	53	Ms. Basu has served as President, Chief Executive Officer and as a director of SupportSoft since July 1999 and became Chairman of the Board of Directors in January 2001. Ms. Basu worked at Hewlett-Packard Company, a computing and imaging solutions provider company, from November 1978 to January 1999, and held various general management positions, most recently the general manager of the electronic business software organization. Ms. Basu holds a B.S. in engineering from the University of Madras, a masters degree in electrical engineering and computer science from the University of Southern California and is a graduate of the Stanford University executive management program.

Manuel F. Diaz	69	Mr. Diaz has served as a director of SupportSoft since April 2000. From February 1999 until present, Mr. Diaz has served on boards and provided consulting services to privately-held as well as publicly-traded companies. Mr. Diaz worked at Hewlett-Packard Company, a computing and imaging solutions provider company, from November 1982 to February 1999, and held various general management positions, most recently the Vice President for Customer Advocacy. Mr. Diaz holds a B.S. in electrical engineering from the University of Havana, a masters degree in solid-state physics from the University of Cincinnati and is a graduate of the Stanford University executive management program.

Kevin C. Eichler	44	Mr. Eichler has served as a director of SupportSoft since February 2003. Since May 1998, Mr. Eichler has served as Vice President, Chief Financial Officer and Treasurer of MIPS Technologies, Inc., a provider of processor architectures and cores for digital consumer and business applications. From June 1996 until May 1998, Mr. Eichler has served as Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Visigenic Software Inc., an independent provider of software tools for distributed object technologies for the Internet, intranet and enterprise computing environments. Mr. Eichler also serves on the board of directors of Ultra Clean Holdings, Inc., a developer and supplier of critical subsystems for the semiconductor capital equipment industry with a focus on gas delivery systems, and Magma Design Automation, Inc., a provider of electronic design automation software and design services. Mr. Eichler holds a B.S. in accounting from St. John’s University.

Name	Age	Business Experience and Education
Claude M. Leglise	48	Mr. Leglise has served as a director of SupportSoft since January 2001. He has held various general management positions at Intel Corporation, a semiconductor company, since 1982. Mr. Leglise is currently Vice President of Intel Capital. He has also served as Vice President and general manager of the home products group of Intel Corporation, Vice President of the content group, director of worldwide developer relations, director of marketing in the microprocessor division and general manager of the supercomputer components operation. Mr. Leglise holds a bachelor degree in electrical engineering from ENSAM, in Paris, France, a masters degree in electrical engineering from ENSAM and an MBA from Stanford University.

E. Scott Russell	43	Mr. Russell has served as a director of SupportSoft since June 1998. Since August 2003, Mr. Russell has served as a general partner of Diamondhead Ventures, a venture capital firm. From October 1996 to August 2003, Mr. Russell served as a general partner at Mobius Venture Capital (formerly SOFTBANK Technology Ventures, Inc.), a venture capital firm. Mr. Russell received his B.S. in mathematics (computer science) from Carnegie Mellon University.

James Thanos	55	Mr. Thanos has served as a director of SupportSoft since February 2003. From June 2002 until the present, Mr. Thanos has served on advisory boards and provided consulting services to privately-held as well as publicly-traded companies. From June 2000 to June 2002, Mr. Thanos served as Executive Vice President and General Manager, Worldwide Field Operations of BroadVision, Inc., an enterprise software company. From March 1998 to June 2000, Mr. Thanos was the Vice President and general manager of the Americas of BroadVision, Inc. Mr. Thanos also serves on the board of directors of the company ClickSoftware, Inc., a provider of service optimization solutions. Mr. Thanos holds a B.A. in behavioral sciences from The Johns Hopkins University.

Dick Williams	60	Mr. Williams has served as a director of SupportSoft since June 2002. Mr. Williams has served as the President and Chief Executive Officer of Wily Technology, an enterprise software company, since 2001. In 1997, Mr. Williams co-founded Quokka Sports, Inc., an Internet sports media company, and held various positions at Quokka Sports, including the Chairman from 1998 until October 2000 and Vice-Chairman from October 2000 to April 2001. Mr. Williams holds a B.S. in mathematics from the University of North Dakota.

Required Vote

The nominees for the seven director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Corporate Governance

Corporate Governance Guidelines

The Board of Directors is committed to sound and effective corporate governance practices. Accordingly, the Board of Directors has adopted Corporate Governance Guidelines (“Guidelines”) which are intended to describe the governance principles and procedures by which the Board functions. Among other matters, the Guidelines cover board composition, board membership criteria, director responsibilities, board committees, CEO evaluation, board self-assessment and succession planning. The Guidelines are available on the Company’s website at http://www.supportsoft.com/investors. Copies of the Guidelines are also available in print upon written request to SupportSoft, Inc., Investor Relations, 575 Broadway, Redwood City, CA 94063.

Code of Ethics

In February of 2004, the Board approved an enhanced code of ethics applicable to the Board, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct (“Code of Ethics”) includes standards to deter wrongdoing and promote honest and ethical conduct; full, accurate, and timely disclosure in reports filed with the Securities and Exchange Commission; compliance with laws; prompt internal reporting of violations of the Code of Ethics, and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at: http://www.supportsoft.com/investors. Copies of the Code of Ethics are also available in print upon written request to SupportSoft, Inc., Investor Relations, 575 Broadway, Redwood City, CA 94063.

Board Meetings

The Board of Directors held 11 board meetings during 2003. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which such directors serve, except Kevin C. Eichler and James Thanos who each attended at least 75% of the meetings held from the time of their appointment to the Board of Directors in February 2003. Director attendance at the Company’s Annual Meeting of Stockholders is encouraged but not required. The following directors attended the 2003 Annual Meeting of Stockholders: Radha R. Basu, Kevin C. Eichler, Claude Leglise, E. Scott Russell and Jim Thanos.

Board Committees

The Board of Directors has a standing Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee, and a Non-Section 16 Option Plan Committee (the “Option Committee”).

Nominating and Corporate Governance Committee

In 2003, the members of the Nominating and Corporate Governance were Dick Williams, Claude Leglise and Manuel Diaz. Jim Thanos was appointed to the committee in February of 2004. Accordingly, the current members of the Nominating and Corporate Governance Committee are Mr. Williams, Mr. Thanos, Mr. Leglise and Mr. Diaz, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee held one meeting during 2003. In 2003, the primary function of the Committee was to seek and recommend to the Board qualified candidates for election or appointment to the Board. As of March 2004, the Board enhanced the responsibilities of the Nominating and Corporate Governance Committee to include overseeing matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of the committees established by the Board. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by the Board in March of 2004. The Charter is available at the Company’s website at: http://www.supportsoft.com/investors.

Compensation Committee

In 2003, the members of the Compensation Committee were Dick Williams, Jim Thanos and Claude Leglise. Manuel Diaz was appointed to the committee in February of 2004. Accordingly, the current members of the Compensation Committee are Mr. Williams, Mr. Thanos, Mr. Leglise and Mr. Diaz. The Compensation Committee held five meetings during 2003. The Compensation Committee’s primary functions are to carry out the Board’s overall responsibility relating to remuneration of the executive officers of the Company, assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company’s executive officers, to review and ensure fairness in the administration of remuneration for equitable wealth distribution and the well being of the Company’s employees, and appraise the annual performance of the Chief Executive Officer and provide guidance to the Chief Executive Officer for the annual performance appraisals of other executive officers.

Audit Committee

In 2003, the members of the Audit Committee were three non-employee directors, Kevin J. Eichler, E. Scott Russell, and Manuel Diaz, each of whom has been determined to be independent in accordance with the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Kevin J. Eichler is chairman of the Audit Committee and also the financial expert, as defined by the Securities and Exchange Commission, on the Audit Committee. The Audit Committee held four meetings during 2003. The Audit Committee’s primary functions, among others, are to approve the provision of all auditing services and to approve the terms and fees of all non-audit services provided by the independent auditor, meet and consult with the independent auditor, advise and assist the Board of Directors in evaluating the independent auditor’s examination, review the financial statements to be included in the filings with Securities and Exchange Commissions, and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. A copy of the Audit Committee Charter adopted in March 2004 is included herein as Appendix A.

Option Committee

The member of the Option Committee is Radha R. Basu. The Option Committee’s primary function is to determine stock-based compensation awards for the Company’s non-section 16 reporting employees. The Option Committee took action on 29 occasions during 2003.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. The Nominating and Corporate Governance Committee believes that the Board should be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who can make substantial contributions to Board operations. The assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations thereunder, and the rules of the Nasdaq Stock Market. Specific consideration shall also be given to: (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board. When evaluating a candidate for the board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria is considered at least each time the director is nominated or re-nominated for Board membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members and management of the Company. The Committee has also retained a third-party executive search firm to identify independent director candidates from time to time. The Nominating and Corporate Governance Committee will consider persons recommended by the Company’s stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. A stockholder who wishes to suggest a prospective nominee for the Board should notify SupportSoft’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to SupportSoft’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 120 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 100 days prior to the meeting date, such nomination shall have been mailed or delivered to SupportSoft’s Secretary not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of stock of the Company which are beneficially owned be each such nominee and by the nominating stockholder, and (d) any other information concerning the nominee that must be disclosed in proxy solicitations under Section 14A of the Securities Exchange Act of 1934, as amended.

Compensation of Directors

Directors who are employees of the Company do not currently receive any fees for service on the Board of Directors. We reimburse each member of the Board of Directors who is not an employee of the Company for out-of-pocket expenses incurred in connection with attending board meetings. Pursuant to the Company’s 2000 Omnibus Equity Incentive Plan (the “2000 Incentive Plan”), non-employee directors of the Company are automatically granted options to purchase shares of the Company’s Common Stock. Under the 2000 Incentive Plan, each non-employee director will be granted an option to purchase Common Stock as determined by the full Board of Directors on the date on which he or she first becomes a non-employee director. Thereafter, following the conclusion of each regular annual meeting of the Company’s Stockholders, each non-employee director shall be automatically granted an additional option to purchase 8,000 shares of Common Stock (a “Subsequent Option”) if, on such date, he or she will continue to serve on the Company’s Board of Directors. Each Subsequent Option shall be immediately exercisable on the date of grant. Options granted under the 2000 Incentive Plan have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and a term of ten (10) years. In 2004, the Nominating and Corporate Governance Committee intends to review the compensation package for non-management members of the Board of Directors and may change compensation policies as competitive conditions and other circumstances warrant.

Shareholder Communications with the Board

The Board believes it is in the best interest of the Company and its stockholders to maintain a policy of open communication between the Company’s stockholders and the Board. Accordingly, the Board has adopted the following procedures for stockholders who wish to communicate with the Board:

Stockholders who wish to communicate with the Board or with specified directors should do so by sending any communication to The Board of Directors, c/o Investor Relations, SupportSoft, Inc., 575 Broadway, Redwood City, California 94063, or by sending an email to IR@supportsoft.com.

Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Investor Relations department will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Investor Relations department (after consultation with the Company’s legal department, if appropriate) shall have the authority to discard the communication or take appropriate legal action regarding the communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2004 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
Executive Officers and Directors:

Radha R. Basu (3)	1,873,772	4.5%

Brian M. Beattie (4)	424,016	1.0

Scott Dale (5)	1,521,029	3.6

Cadir Lee (6)	1,534,029	3.6

Lucille Hoger (7)	197,163	*

Manuel F. Diaz (8)	129,000	*

Kevin C. Eichler (9)	16,750	*

Claude M. Leglise (10)	88,000	*

E. Scott Russell (11)	69,646	*

James Thanos (12)	26,750	*

Dick Williams (13)	36,750	*

All directors and executive officers as a group (13 persons) (14)	5,922,114	14.06

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	The address of each officer and director is c/o SupportSoft, Inc., Attention: Investors Relations, 575 Broadway, Redwood City, California 94063.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person. Applicable percentage ownership is based on 42,107,054 shares of common stock outstanding as of March 31, 2004.

(3)	Includes 1,050,589 shares held by Anudip Limited Partnership. Ms. Basu and Dipak Basu are the general partners of Anudip Limited Partnership and share voting and dispositive power. Includes 673,183 shares subject to options that are exercisable within 60 days of March 31, 2004.

(4)	Includes 260,000 shares held by The Beattie Limited Partnership. Mr. Beattie and Barbara Beattie are the general partners of the Beattie Limited Partnership and share voting and dispositive power. Includes 161,204 shares subject to options which are exercisable within 60 days of March 31, 2004.

(5)	Includes 353,915 shares subject to options which are exercisable within 60 days of March 31, 2004. Includes 200,000 shares held by SDK Limited Partnership. Mr. Dale and Kelly Plater Dale are the general partners of SDK Limited Partnership and share voting and dispositive power over these 200,000 shares.

(6)	Includes 353,915 shares subject to options which are exercisable within 60 days of March 31, 2004. Includes 300,000 shares held by Cadir Lee Limited Partnership. Mr. Lee is the general partner of Cadir Lee Limited Partnership and has sole voting and dispositive power over these 300,000 shares.

(7)	Includes 52,874 shares subject to options which are exercisable within 60 days of March 31, 2004.

(8)	Includes 1,250 shares subject to the Company’s right of repurchase, which lapses over time. Includes 40,000 shares issuable under immediately exercisable options, a portion of which is subject to the Company’s right of repurchase, which lapses over time. Includes 24,000 shares subject to options which are exercisable within 60 days of March 31, 2004.

(9)	Includes 16,750 shares subject to options which are exercisable within 60 days of March 31, 2004.

(10)	Includes 74,000 shares subject to options which are exercisable within 60 days of March 31, 2004. Includes 6,000 shares held in UTMA Trusts for Mr. Leglise’s sons. Mr. Leglise disclaims beneficial ownership of these shares. Mr. Leglise is the Trustee for the UTMA Trusts.

(11)	Includes 24,000 shares subject to options which are exercisable within 60 days of March 31, 2004.

(12)	Includes 26,750 shares subject to options which are exercisable within 60 days of March 31, 2004.

(13)	Includes 36,750 shares subject to options which are exercisable within 60 days of March 31, 2004.

(14)	Includes 5209 shares subject to options which are exercisable within 60 days of March 31, 2004 held by senior vice president of marketing and chief marketing officer, Chris Grejtak, and 0 shares held by senior vice president of worldwide sales and services, John Van Siclen. Includes 1,250 shares subject to the Company’s right of repurchase, which lapses over time. Includes 40,000 shares issuable under immediately exercisable options, a portion of which is subject to the Company’s right of repurchase, which lapses over time. Includes 1,842,550 shares subject to options which are exercisable within 60 days of March 31, 2004.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table summarizes all compensation paid to the Company’s Chief Executive Officer and each of the Company’s other four (4) most highly compensated executive officers whose total salary and bonus exceeded $100,000 in 2003, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2003. These individuals are referred to as the named executive officers. Other than the salary and bonus described, or otherwise noted below, the Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during each of 2001, 2002 and 2003.

Summary Compensation Table

	Year	Annual Compensation			Long Term Compensation
Name and Principal Position		Salary ($)	Bonus ($)		Securities Underlying Options (#)
Radha R. Basu President, Chief Executive Officer and Chairman of the Board	2003 2002 2001	300,000 300,000 263,269	208,407 171,475 75,000	(1)	225,000 350,000 351,000

Brian M. Beattie Executive Vice President of Finance and Administration and Chief Financial Officer	2003 2002 2001	260,000 260,000 221,295	157,355 119,490 52,500		100,000 150,000 176,000

Scott W. Dale Vice President of Engineering	2003 2002 2001	225,000 200,000 186,295	50,236 38,325 25,000		50,000 100,000 101,000

Cadir B. Lee Chief Software Officer	2003 2002 2001	225,000 200,000 180,833	46,350 38,325 20,834		50,000 100,000 101,000

Lucille Hoger Vice President of Operations	2003 2002 2001	200,000 200,000 175,000	39,125 25,750 21,116		50,000 — 76,000

(1)	Excludes $214,300 resulting from the following: In April 2001, the Compensation Committee authorized a $320,000 temporary interest-free loan to Ms. Basu for the purpose of allowing Ms. Basu to pay state and federal taxes associated with her exercise of 1,680,189 options in January 2000. During 2001, the Compensation Committee agreed to forgive $153,020 of that temporary loan and pay Ms. Basu an additional $61,280 as a result of Ms. Basu being unable to exercise her initial option grant at fair market value, which arrangement was provided for in Ms. Basu’s original offer letter. The remainder of the temporary loan ($166,980) was repaid by Ms. Basu in 2001.

The following tables set forth certain information as of December 31, 2003 and for the fiscal year then ended with respect to stock options granted to and exercised by the named executive officers. The options granted to the named executive officers in 2003 were granted under the Company’s 2000 Omnibus Equity Incentive Plan. The options granted to Radha Basu, Brian Beattie, Scott Dale, Cadir Lee, and Lucy Hoger are exercisable as to 1/48th each month over four years from the date of grant. The percent of the total options set forth below is based on an aggregate of 2,545,900 options granted to employees during 2003. All options were granted at the then fair market value as determined by the Company’s Board of Directors on the date of grant.

Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the common stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock price. We used the grant-date price (the closing price on the Nasdaq National Market on the date of grant) in determining the value of the options granted to named executive officers in 2003. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. The hypothetical gains shown are net of the option exercise price but do not include deductions for taxes and other expenses payable upon exercise of the option or for sale of the underlying shares of common stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the officer’s continued employment through applicable vesting periods and the date on which the options are exercised.

Option Grants in 2003

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Radha Basu	225,000	8.84%	$12.99	12/26/2013	1,838,101.77	4,658,110.78
Brian Beattie	100,000	3.93	12.99	12/26/2013	816,934.12	2,070,271.46
Scott Dale	50,000	1.96	12.99	12/26/2013	408,467.06	1,035,135.72
Cadir Lee	50,000	1.96	12.99	12/26/2013	408,467.06	1,035,135.72
Lucille Hoger	50,000	1.96	12.99	12/26/2013	408,467.06	1,035,135.72

Aggregated Option Exercises in Last Fiscal Year and 2003 Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Radha Basu	—	—	540,269	735,731	$3,479,955.22	$4,512,466.70
Brian Beattie	—	—	206,415	319,585	$1,526,016.89	$2,030,155.11
Scott Dale	—	—	327,770	173,230	$3,853,608.44	$1,226,363.56
Cadir Lee	—	—	327,770	173,230	$3,853,608.44	$1,226,363.56
Lucille Hoger	—	—	39,749	86,251	$414,408.78	$387,063.22

(1)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2003 ($13.16 per share) minus the exercise price, multiplied by the number of shares.

Employment Agreements and Change of Control Arrangements

We have officer offer letters with Radha Basu, our president, chief executive officer and chairman, Brian Beattie, our executive vice president of finance and administration and chief financial officer, John Van Siclen, our senior vice president of worldwide sales and services, Chris Grejtak, our chief marketing officer, and Lucille Hoger, our vice president of operations. All of these officers may leave or be terminated at any time. We have formal employment agreements with Scott Dale, our vice president of engineering and Cadir Lee, our chief software officer.

In December 2003, the Compensation Committee approved for Ms. Basu an annual salary of $325,000 and a potential bonus of up to $243,750 tied to certain criteria for fiscal year 2004. Under the terms of Ms. Basu’s offer letter, if Ms. Basu is terminated for any reason other than for cause or if she terminates her own employment under specified circumstances, she is entitled to 12 months of her salary, continued participation in all benefit plans for 12 months, vesting of all stock options granted to her that would have vested by the end of the month of her termination, and a portion of her bonus based on the number of months worked during that year. Within 12 months following a change of control of SupportSoft, if Ms. Basu is terminated for any reason other than for cause or if she terminates her employment under specified circumstances, she is entitled to vesting of all stock options granted to her by SupportSoft, 12 months of her salary, continued participation in all benefit plans for 12 months and a portion of her bonus based on the number of months worked during that year.

Mr. Beattie is entitled to an annual salary of $260,000 and a potential bonus of up to $156,000 tied to certain criteria as established by the Compensation Committee in December 2003. Under the terms of Mr. Beattie’s offer letter, if Mr. Beattie is terminated for any reason other than for cause or if he terminates his own employment under specified circumstances, he is entitled to six months of his salary, continued participation in all benefit plans for six months, vesting of all stock options granted to him that would have vested by the end of the month of his termination, and a portion of his bonus based on the number of months worked during that year. Within 12 months following a change of control of SupportSoft, if Mr. Beattie is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 50% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, continued participation in all benefit plans for six months and a portion of his bonus based on the number of months worked during that year.

Mr. Van Siclen is entitled to an annual salary of $250,000 and a potential bonus of up to $200,000 for fiscal year 2004. Under the terms of Mr. Van Siclen’s offer letter, within six months following a change of control of SupportSoft, if Mr. Van Siclen is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 50% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, and a portion of his bonus based on the number of months worked during that year.

Mr. Grejtak is entitled to an annual salary of $240,000 and a potential bonus of up to $96,000 tied to certain criteria as established by the Compensation Committee in December 2003. Under the terms of Mr. Grejtak’s offer letter, within six months following a change of control of SupportSoft, if Mr. Grejtak is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 25% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, and a portion of his bonus based on the number of months worked during that year.

We have a formal employment agreement with Mr. Dale, which was originally entered into in August 1999. The agreement had an initial term of one year and is automatically renewed for successive one-year terms unless terminated with 30 days notice. The agreement also contains non-competition provisions. The Compensation Committee approved an annual salary of $225,000 and a potential bonus of up to $56,250 tied to certain criteria for Mr. Dale for fiscal year 2004. Under the terms of the original employment agreement and unchanged by the Compensation Committee, Mr. Dale is entitled to salary through date of termination if terminated for cause;

salary, benefits and bonus earned through their date of termination if terminated without cause or because of constructive termination; and salary and benefits for three months after termination if terminated for disability.

We have a formal employment agreement with Mr. Lee, which was originally entered into in August 1999. The agreement had an initial term of one year and is automatically renewed for successive one-year terms unless terminated with 30 days notice. The agreement also contains non-competition provisions. The Compensation Committee approved an annual salary of $225,000 and a potential bonus of up to $56,250 tied to certain criteria for Mr. Lee for fiscal year 2004. Under the terms of the original employment agreement and unchanged by the Compensation Committee, Mr. Lee is entitled to salary through date of termination if terminated for cause; salary, benefits and bonus earned through their date of termination if terminated without cause or because of constructive termination; and salary and benefits for three months after termination if terminated for disability.

Ms. Hoger is entitled to an annual salary of $200,000 and a potential bonus of up to $50,000 tied to certain criteria as established by the Compensation Committee in December 2003. Under the terms of Ms. Hoger’s offer letter, if Ms. Hoger is terminated for any reason other than for cause or if she terminates her own employment under specified circumstances, she is entitled to six months of her salary, continued participation in all benefit plans for six months and vesting of all stock options granted to her that would have vested by the end of the month of her termination. Within 12 months following a change of control of SupportSoft, if Ms. Hoger is terminated for any reason other than for cause or if she terminates her employment under specified circumstances, she is entitled to vesting of 50% of her remaining unvested stock options granted to her by SupportSoft, six months of her salary, continued participation in all benefit plans for six months and a portion of his bonus based on the number of months worked during that year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) consisted of two (2) non-employee directors, Dick Williams and Jim Thanos for the first half of 2003. For the second half of 2003, the Compensation Committee consisted of three (3) non-employee directors, Dick Williams, Jim Thanos and Claude Leglise. None of Mr. Williams, Mr. Thanos nor Mr. Leglise serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) consisted of two (2) non-employee directors, Dick Williams and Jim Thanos, for the first half of 2003. For the second half of 2003, the Compensation Committee consisted of three (3) non-employee directors, Dick Williams, Jim Thanos and Claude Leglise. For 2004, the Compensation Committee consists of four (4) non-employee directors, Dick Williams, Jim Thanos, Claude Leglise, and Manuel Diaz, none of which has interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors and spearheads recruitment for the Officer appointments.

The Compensation Committee was established in connection with the Company’s initial public offering and therefore the Compensation Committee has a limited history. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

Compensation Philosophy and Review

The Compensation Committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company, including certain financial goals, such as profitability and asset management.

The Compensation Committee believes that compensation of the Company’s executive officers should (a) encourage creation of stockholder value and achievement of certain corporate objectives, (b) integrate compensation with the Company’s annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives, (c) provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel, and (d) align the interests of executive officers with the long-term interests of stockholders. As the Company continues to grow and develop, the Company and the Compensation Committee will work to shift compensation arrangements to mirror those of other publicly traded companies in similar sectors and to reflect the size and value of the Company.

To meet these objectives, executive compensation is comprised of three elements (i) base salary, (ii) incentive awards payable in cash and (iii) long-term stock-based incentive awards. The overall compensation package is variable. The Company’s policy is generally to qualify and structure such variable compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the variable compensation package provided to the executive officers.

Key Elements of Executive Compensation

The Compensation Committee determined the base salaries and incentive awards of the executive officers for fiscal 2004. The Company provides its executive officers with a variable compensation package consisting of base salary and cash incentive awards (management by objectives); performance stock option grants; and participation in benefit plans generally available to other employees.

Base Salary:    The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary and bonus potential of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, each executive officer’s relative position, scope of responsibility, industry comparables and historical and expected contributions to the Company.

Cash Incentive Awards:    The cash incentive awards vary for each of the executive officers. The incentive award depends on the extent to which business, financial and individual performance objectives are achieved. The Company’s objectives consist of operating, strategic and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value.

Stock-based Incentive Award:    The Compensation Committee believes that stock options provide additional incentive to executive officers to work toward maximizing stockholder value. Grants of stock options to executive officers are based upon each executive officer’s relative position, scope of responsibility, industry comparables, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. The Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

Other Benefits:    Other non-cash benefits that are offered to the other employees are provided to the executive officers in accordance with the Company’s established program.

Chief Executive Officer Compensation

The Compensation Committee meets without the presence of the Chief Executive Officer to evaluate her performance and uses the same procedures described above in setting her annual compensation package. For 2004 the Compensation Committee awarded Ms. Basu’s base salary adjustment of $25,000, thus, increasing her base salary compensation from $300,000 to $325,000. Her potential 2004 bonus increased from $225,000 to $243,750 and is tied to certain financial benchmarks and management by objectives criteria for fiscal year 2004. The Compensation Committee considered Ms. Basu’s many accomplishments in helping to grow the Company as well as Ms. Basu’s expected contributions to the Company in the future.

On December 26, 2003, Ms. Basu received an option to purchase 225,000 shares of the Company’s Common Stock at an exercise price of $12.99, the closing prices per share on the Nasdaq National Market on that day. The option becomes exercisable as to 1/48th of the shares each full month of service. As of March 01, 2004, Ms. Basu had a right to exercise 593,434 shares. Ms. Basu received a bonus of $208,407 for services rendered in 2003.

Submitted by the Compensation Committee of the Company’s Board of Directors

Dick Williams, Committee Chairman

Manuel Diaz

Claude Leglise

James Thanos

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock and the CRSP Total Return Index for the Nasdaq U.S. Stocks (the “Nasdaq Composite Index”) and Nasdaq Computer and Data Processing Services Index since the date of our initial public offering (July 19, 2000) through December 31, 2003. The graph assumes that $100 was invested on July 19, 2000 (the date of the Company’s initial public offering) at the offering price of $14 per share, and $100 was invested on July 19, 2000 in the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Services Index and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. The Company’s Common Stock has been traded on the Nasdaq National Market since July 19, 2000. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

SUPPORTSOFT, INC.,

THE NASDAQ COMPOSITE INDEX, AND

THE NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX

CUMULATIVE TOTAL RETURN AT PERIOD END

	7/19/2000	12/29/2000	12/31/2001	12/31/2002	12/31/2003
SupportSoft, Inc.	$100	$144.64	$44.79	$28.14	$94.00
Nasdaq Composite Index	$100	$60.86	$47.50	$32.33	$48.32
Nasdaq Computer & Data Processing Services Index	$100	$59.33	$46.13	$31.54	$41.25

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the SupportSoft’s financial reporting process on behalf of the Board of Directors of SupportSoft, Inc. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of SupportSoft’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and in compliance with Statement on Auditing Standards No. 61 and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and SupportSoft, including the matters provided to the Audit Committee by the independent auditors in the written disclosures and the letter required by the Independence Standards Board No. 1. The Audit Committee discussed with the auditors their provision of non-audit services and considered whether the provision of such non-audit services was compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of SupportSoft’s internal controls and the overall quality of SupportSoft’s financial reporting. The Committee held four meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in SupportSoft’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of SupportSoft’s independent auditors for the year ending December 31, 2004.

From the members of the 2003 Audit Committee:

Kevin C. Eichler, Committee Chair

Manuel Diaz

E. Scott Russell

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors on Executive Compensation,” “Stock Price Performance Graph” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has nominated Ernst & Young LLP as our independent auditors for the year ending December 31, 2004, and the Board of Directors has directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1997. Representatives of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the Company’s and stockholders best interests.

Audit and Non-Audit Fees

Following is a listing of the services provided by type and amount charged by Ernst & Young LLP to the Company for fiscal years 2003 and 2002:

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees
Audit and review procedures	$280,000	$225,000
Follow-on offering services	250,000	0
Statutory audit	11,000	11,000

Total Audit Fees	$541,000	$236,000

Audit-Related Fees
Services related to business transactions	$8,000	$20,000
Employee benefit plan audits	61,000	0

Total Audit-Related Fees	$69,000	$20,000

Tax Fees
Tax compliance	$87,000	$53,000
Tax advice and planning	56,000	44,000

Total Tax Fees	$143,000	$97,000

All Other Fees	$0	$13,000

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements and audit services in connection with our follow-on offering and other statutory filings.

Audit-Related Fees.    Audit-related fees consisted primarily of accounting consultations and employee benefit plan audits for both the fiscal years 2001 and 2002.

Tax Fees.    Tax fees consisted primarily of fees billed for professional services for tax compliance, which included the preparation of federal, state and international tax returns as well as professional services for both domestic and international tax advice and planning.

All Other Fees.    All other fees consisted primarily of bookkeeping services performed for some of the Company’s subsidiaries in foreign countries resulting from Ernst & Young acquiring Arthur Andersen accounting offices in these countries. The Company transitioned these bookkeeping services to other entities as soon as possible after learning of these Ernst & Young acquisitions. We did not incur any similar expenses in 2003 and do not expect to incur such expenses in the future.

Audit Committee Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by its principal accountants be approved in advance by the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company’s independent auditors.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company, the Company believes that all of the Section 16 filing requirements were satisfied for 2003 except as follows: (i) due to administrative errors on the part of the Company, Manuel Diaz, Kevin C. Eichler, Claude Leglise, E. Scott Russell, and James Thanos each filed a Form 4 on August 29, 2003, and Dick Williams filed a Form 4 on September 15, 2003, each reporting an option to purchase 8,000 shares awarded pursuant to the 2000 Incentive Plan automatically upon election to the Board at the 2003 Annual Meeting of Stockholders, or May 27, 2003, and (ii) due to an administrative error on the part of the Company, Chris Grejtak filed a Form 4 on June 13, 2003 reporting an initial option grant on June 10, 2003.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors.

Radha R. Basu

Chief Executive Officer, President and Chairman of the Board

April 14, 2004

Appendix A

SUPPORTSOFT, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of the Company is to:

1.  assist the Board in fulfilling its responsibility for oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of the Company’s independent auditor, and (e) the maintenance of an effective internal audit function;

2.  be directly responsible, in its capacity as a committee of the Board of Directors, for the oversight of the work of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work;

3.  assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

4.  prepare the Committee report that Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement;

5.  assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

6.  perform such other duties and responsibilities enumerated in and consistent with this Charter.

The Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP AND PROCEDURES

Committee Authority

The Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

Membership and Appointment

The Committee shall consist of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors based on recommendations from the Nominating and Corporate Governance Committee, if any.

Removal

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairperson of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).

If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Chairperson

A Chairperson may be designated by the Board of Directors. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management, employees and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Qualifications

Each member shall either meet the categorical standards for “independence” established by the Board of Directors or in the absence of such test, the Board of Directors shall make a determination as to whether or not each Director qualifies as independent within the meaning of any applicable law or any listing standard or rule established by the Nasdaq Stock Market (“Nasdaq”). Each member of the Committee shall also meet any additional independence or experience requirements as may be established from time to time by Nasdaq or the SEC. The Board of Directors shall endeavor to appoint at least one member to the Committee who is a “financial expert” as defined by the SEC.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have the power and authority of the Committee to grant preapprovals of auditing and non-audit services by the independent auditor. Any decision of a subcommittee to whom authority is delegated to preapprove an activity shall be presented to the Committee at each of its scheduled meetings. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Authority to Retain and Terminate Advisers

The Committee shall have the power and authority, at the Company’s expense, to retain, terminate and compensate independent counsel and other advisers, as it determines necessary to carry out its duties.

Annual Performance Evaluation

The Committee shall perform an annual performance evaluation of the Committee and assessment of the Audit Committee Charter and, to the extent the Committee so determines, make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

With respect to the independent auditor:

1.  The Committee, or a subcommittee to which the Committee shall have delegated its authority for this purpose, shall approve the provision of all auditing and non-audit services by the independent auditor to the Company and its subsidiaries in advance of the provision of those services and shall also approve the fees and terms of all non-audit services provided by the independent auditor.

2.  In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the independent auditor’s independence.

3.  At least annually, the Committee shall obtain and review a report by the independent auditor describing:

(a)  the independent auditor’s internal quality-control procedures;

(b)  any material issues raised by the most recent internal quality control review or peer review of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues; and

(c)  all relationships between the independent auditor and the Company, in order to assess the auditor’s independence.

4.  The Committee shall review the report by the independent auditor, which is required by Section 10A of the Securities Exchange Act of 1934, concerning:

(a)  all critical accounting policies and practices to be used;

(b)  alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)  any other material written communications between the independent auditor and the Company’s management.

With respect to the Company’s financial statements:

5.  The Committee shall discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor and the independent auditor, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the SEC.

6.  The Committee shall review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for Forms 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.  In connection with its review of the Company’s financial statements, the Committee shall review and discuss with management, the internal auditor and the independent auditor the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditor’s judgment about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting.

8.  The Committee, as a whole or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor and the external auditor prior to filing of the Company’s Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

9.  Based on its review and discussions with management, the internal auditor and the independent auditor, the Committee shall recommend to the Board of Directors whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K.

10.  The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Company’s proxy statement for the annual general meeting of stockholders.

11.  The Committee shall generally discuss earnings press releases, if any, as well as financial information and earnings guidance provided to financial analysts and rating agencies.

With respect to periodic reviews and reports:

12.  Periodically, the Committee shall meet separately with each of management, internal auditors and the independent auditor.

13.  The Committee shall review with the independent auditor any audit problems or difficulties and management’s response. Such review shall also include discussion of the responsibilities, budget and staffing of the internal audit function.

14.  The Committee shall review, based on the recommendation of the independent auditor and the Company’s internal audit function, the scope and plan of the work to be done by the Company’s internal audit function, and the results of such work.

15.  The Committee shall discuss the Company’s policies with respect to risk assessment and risk management. Such discussion shall cover the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures

16.  Periodically, the Committee shall review with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Company’s systems and controls for monitoring and managing legal and regulatory compliance. The Committee shall also periodically review the Company’s policies and procedures regarding compliance with the Company’s Code of Ethics and Business Conduct for Employees, Officers and Directors.

17.  The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or the performance of the independent audit function.

With respect to other matters:

18.  The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

19.  The Committee shall establish the Company’s hiring policies for employees or former employees of the Company’s independent auditor.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

Proxy—SUPPORTSOFT, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes RADHA R. BASU or BRIAN M. BEATTIE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SupportSoft, Inc. (the “Company”) to be held at the Company’s headquarters at 575 Broadway, Redwood City, California on May 25, 2004 at 4:00 p.m., or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)

00BXEA

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SUPPORTSOFT, INC.

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DESIGNATION (IF ANY) 000000000.000 ext

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees as directors for the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

For Withhold For Withhold

01—Radha Basu 05—E. Scott Russell 02—Manuel F. Diaz 06—James Thanos 03—Kevin C. Euhler 07—Dick Williams 04—Claude M. Leglise

B Issues

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Auditors.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors listed above and “FOR” proposal 2.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

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